CERTIFICATE OF DESIGNATIONS

                                       OF

               FIXED/ADJUSTABLE RATE NONCUMULATIVE PREFERRED STOCK

                                       OF

                         THE CHASE MANHATTAN CORPORATION

                      ------------------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware
                      ------------------------------------

      THE CHASE MANHATTAN CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolutions were duly adopted by the Board of Directors of the Corporation on January 20, 1998 and by the Stock Committee of the Board of Directors on May 14, 1998, respectively, pursuant to authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation of the Corporation which authorize the issuance of up to 200,000,000 shares of preferred stock of $1 par value per share (the "Preferred Stock"), and pursuant to authority conferred upon the Stock Committee of the Board of Directors by
Section 141(c) of the General Corporation Law of the State of Delaware, by the By-Laws of the Corporation and by the resolutions of the Board of Directors adopted at a meeting duly convened and held on January 20, 1998:

      1. The Board of Directors on January 20, 1998 adopted, among other resolutions, the following resolutions authorizing a Stock Committee of the Board of Directors to act on behalf of the Board of Directors in connection with the issuance of the Preferred Stock and fixing the voting rights of the Preferred Stock:

      "RESOLVED that the Stock Committee may, from time to time during the Stock Committee Term, authorize the issuance and sale of securities which shall consist of any or all of the following: (i) one or more series of the Corporation's preferred stock, $1 par value per share (the "Preferred Stock");
(ii) depositary shares each representing a fraction of a share of Preferred Stock or other security ("Depositary Shares"); (iii) warrants to purchase any shares of Preferred Stock or Depositary Shares; (iv) warrants to purchase shares of Common Stock; (v) any shares of Preferred Stock or Common Stock or other securities into which or for which any of the foregoing may be exchangeable, convertible, or issuable upon exercise, and (vi) any securities (or units or combinations of securities)

(including, without limitation, any securities of an SPV (as defined below)) that the Corporation deems functionally equivalent to Preferred Stock by reason of such securities (or units or combinations of securities) counting as "Tier 1 capital" of the Corporation according to the bank regulatory agencies (all of the foregoing hereinafter collectively referred to as the "Preferred Shares" unless the context shall otherwise require; and the Preferred Shares and Common Stock hereinafter collectively referred to as "Securities", unless the context shall otherwise require), for cash or other property, as shall be determined by the Stock Committee, subject to the limitations hereinafter set forth, and any such Preferred Shares may be sold through agents, through underwriters, through dealers and directly to purchasers, in one or more offerings registered under the Securities Act of 1933 (the "Act") or in transactions not required to be registered under the Act, all as shall be determined by the Stock Committee; and the Stock Committee shall have full authority to take any and all actions necessary to effect the intent of this resolution; and all Preferred Shares so issued will be deemed duly authorized, validly issued, fully paid and nonassessable;

      RESOLVED that, without limiting the generality of the preceding resolution, the Stock Committee is hereby expressly authorized during the Stock Committee Term:

            (i) to determine whether the Preferred Shares will be issued in one or more series and the number of shares of any such series;

            (ii) to fix the dividend rate or rates of any such shares and/or the methods of determining dividends and the dates on which dividends shall be payable;

            (iii) to determine whether dividends of any series of Preferred Shares shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

            (iv) to determine the conversion or exchange provisions, if any, of the shares of any series of the Preferred Shares, including without limitation, the class and series of capital stock or other securities of the Corporation into which such shares shall be convertible or exchangeable;

            (v) to determine whether the Corporation shall elect to offer (a) warrants for such Preferred Shares ("Warrants") or (b) Depositary Shares evidenced by depositary receipts, each representing a fraction (to be determined by the Stock Committee) of a share of a particular series of the Preferred Stock or other securities, which shares of Preferred Stock or other securities will be issued and deposited with a depositary, in each case, in lieu of offering full shares of such series of the Preferred Stock or other securities;

            (vi) to fix the liquidation preference of the shares of any series of the Preferred Shares, subject to the limitation that the aggregate liquidation preference over Common Stock of all the Preferred Shares issued during the Stock Committee Term shall not exceed $1.0 billion (the "Preferred Stock Maximum Amount");

            (vii) to determine whether any warrants for Preferred Stock, Depositary Shares or Common Stock shall be issued, whether alone or in connection with any other Preferred Shares, and the terms and conditions of any such warrants;

            (viii) to determine whether the shares of any series of the Preferred Shares shall be subject to redemption, optional or mandatory or pursuant to a sinking fund, and, if such series shall be subject to redemption, the redemption provisions of such series; and

            (ix) to fix or determine any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions thereof;

      RESOLVED that, if required, for any series of Preferred Stock, a certificate shall be prepared and filed on behalf of the Corporation with the Secretary of State of the State of Delaware pursuant to Section 151 of the General Corporation Law of the State of Delaware (a "Certificate of Designation"); that each such Certificate of Designation be in such form as is approved by action of the Board of Directors or the Stock Committee; and that the proper officers of the Corporation be and hereby are authorized to execute and file each such Certificate of Designation pursuant to the General Corporation Law of the State of Delaware;

      RESOLVED that the Certificate of Designation for each series of the Preferred Stock shall provide that the shares of such series shall not have any voting powers either general or special, except that

            (i) If at the time of any annual meeting of the Corporation's stockholders for the election of directors there is a default in preference dividends on the Preferred Stock, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Preferred Stock of all series (whether or not the holders of such series of Preferred Stock would be entitled to vote for the election of directors if such default in preference dividends did not exist), shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of common stock, par value $1 per share, of the Corporation, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Preferred Stock. Each director elected by the holders of shares of Preferred Stock (a "Preferred Director") shall continue to serve as such director for the full term for which he or she shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at a meeting of the Corporation's stockholders, or of the holders of shares of Preferred Stock, called for the purpose. So long as a default in any preference dividends on the Preferred Stock shall exist, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (b)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (b) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors of the Corporation shall be reduced by two. For the purposes hereof, a "default in preference dividends" on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued dividends upon any series of the Preferred Stock shall be equivalent to six full quarter-yearly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Preferred Stock of each and every series then outstanding shall have been paid to the end of the last preceding dividend period.

            (ii) Without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Preferred Stock then outstanding, voting as a class without regard to series, the holders of shares of this series being entitled to cast one vote per share thereon, the Corporation may not: (a) create any class or series of stock which shall have preference as to dividends or distribution of assets over any outstanding series of the Preferred Stock other than a series which shall not have any right to object to such creation or (b) alter or change the provisions of the Corporation's Certificate of Incorporation so as to adversely affect the voting power, preferences or special rights of the holders of Preferred Stock; provided, however, that if such creation or such alteration or change would adversely affect the voting power, preferences or special rights of one or more, but not all, series of Preferred Stock at the time outstanding, consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of all of the shares of all such series so affected, voting as a class, shall be required in lieu of the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Preferred Stock at the time outstanding.

      2. The Stock Committee of the Board of Directors on May 14, 1998, pursuant to the authority conferred upon the Stock Committee of the Board of Directors by
Section 141(c) of the General Corporation Law of the State of Delaware, by
Section 3.03 of the By-Laws of the Corporation and by the resolutions of the Board of Directors set forth above, adopted the following resolution:

      "RESOLVED that, pursuant to resolutions of the Board of Directors of The Chase Manhattan Corporation (the "Corporation") adopted on January 20, 1998, the issue of 4,000,000 shares of Fixed/Adjustable Rate Noncumulative Preferred Stock, $50 stated value per share ($1 par value), of the Corporation ranking on a parity with the series of Preferred Stock of the Corporation designated as the
Corporation's: 10.96% Preferred Stock; 7-1/2% Cumulative Preferred Stock; Adjustable Rate Cumulative Preferred Stock, Series L; 10-1/2% Cumulative Preferred Stock; 9.76% Cumulative Preferred Stock; 10.84% Cumulative Preferred Stock; and Adjustable Rate Cumulative Preferred Stock, Series N, is hereby authorized and the designation, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of all 4,000,000 shares of this Series, in addition to those set forth in the Restated Certificate of Incorporation of the Corporation and, with respect to voting rights, in the resolutions of the Board of Directors of the Corporation adopted on January 20, 1998, are hereby fixed as follows:

      1. Designation. The designation of this Series shall be Fixed/Adjustable Rate Noncumulative Preferred Stock (hereinafter referred to as this "Series"), and the number of shares constituting this Series shall be 4,000,000. Shares of this Series shall have a stated value of $50. The number of authorized shares of this Series may be reduced by further resolution duly adopted by the Board of Directors of the Corporation, the Stock Committee of the Board of Directors or by any other duly authorized committee of the Board of Directors (collectively, the "Board of Directors") and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, but the number of authorized shares of this Series shall not be increased.

      2. Dividends. (a) The holders of shares of this Series shall be entitled to receive cash dividends, when, as and if declared by the Board of Directors, out of funds legally available for that purpose, in the amounts or at the rate set forth below in this Section 2. Dividends on the shares of this Series shall be payable, when, as and if declared by the Board of Directors, on March 31, June 30, September 30 and December 31 of each year (each, a "Dividend Payment Date"), commencing on September 30, 1998. Each such dividend shall be paid to the holders of record of shares of this Series as they appear on the stock register of the Corporation on such record date, not more than 45 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Dividends on the shares of this Series shall not be cumulative and no rights shall accrue to the holders of the shares of this Series if the Corporation fails to declare a dividend on the shares of this Series with respect to any Dividend Period (as hereinafter defined), whether or not dividends are declared with respect to any future Dividend Period.

      (b) Dividends payable on the shares of this Series for the period from May 21, 1998 through and including September 30, 1998 (the "Initial Dividend Period") shall be $0.9024 per share. For each quarterly dividend period after the Initial Dividend Period (each such quarterly dividend period and the Initial Dividend Period being hereinafter referred to individually as a "Dividend Period") through and including the Dividend Period ending June 30, 2003, dividends payable on the shares of this Series shall be payable at a rate per annum of the stated value thereof equal to 4.96%. For each Dividend Period beginning on or after July 1, 2003, dividends payable on the shares of this Series shall be payable at a rate per annum of the stated value thereof equal to the Applicable Rate (as defined in Section 3) in respect of such Dividend Period, expressed as a percentage to the nearest ten thousandth of a percentage point. The amount of dividends per share for each Dividend Period shall be computed by dividing the Applicable Rate for such Dividend Period by four and applying the resulting rate to the stated value per share of this Series. Each Dividend Period (other than the Initial Dividend Period) shall commence on the January 1, April 1, July 1 and October 1, as the case may be, following the last day of the Initial Dividend Period or the preceding Dividend Period, as the case may be, and shall end on and include the day next preceding the first day of the next such Dividend Period.

      (c) Dividends payable on this Series for any period greater or less than a full Dividend Period, other than the Initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than one month, the actual number of days elapsed in the period.

      (d) No full dividends shall be declared or paid or set apart for payment on the Preferred Stock of any series ranking, as to dividends, on a parity with or junior to this Series for any period unless full dividends on the shares of this Series for the Dividend Period commencing on the day following the immediately preceding Dividend Payment Date have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment. When dividends are not paid in full, as aforesaid, upon the shares of this Series and any other series of Preferred Stock ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other series of Preferred Stock ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this Series and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share (which in the case of this Series shall include accrued and unpaid dividends for the Dividend Period commencing on the day following the immediately preceding Dividend Payment Date but shall not include accumulation of any dividends for prior Dividend Periods, unless previously declared) on the shares of this Series and such other Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

      (e) So long as any shares of this Series are outstanding, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to this Series as to dividends and upon liquidation and other than as provided in paragraph (d) of this Section 2) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to or on a parity with this Series as to dividends or upon liquidation, nor shall any Common Stock or any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation), unless, in each case, full dividends on all outstanding shares of this Series shall have been paid or declared and set aside for payment in respect of the Dividend Period commencing on the day following the immediately preceding Dividend Payment Date.

      3. Definition of Applicable Rate, etc. (a) Except as provided below in this paragraph, the "Applicable Rate" for any Dividend Period beginning on or after July 1, 2003 shall be equal to the Effective Rate (as hereinafter defined) less 0.20%. The "Effective Rate" for any Dividend Period beginning on or after July 1, 2003 shall be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as hereinafter defined) for such Dividend Period. In the event that the Corporation determines in good faith that for any reason:

            (i) any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any Dividend Period beginning on or after July 1, 2003, then the Effective Rate for such Dividend Period shall be equal to the higher of whichever two of such rates can be so determined;

            (ii) only one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Dividend Period beginning on or after July 1, 2003, then the Effective Rate for such Dividend Period shall be equal to whichever such rate can be so determined; or

            (iii) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any Dividend Period beginning on or after July 1, 2003, then the Effective Rate for the preceding Dividend Period shall be continued for such Dividend Period.

      Anything herein to the contrary notwithstanding, the Applicable Rate for any Dividend Period shall in no event be less than 5.46% per annum or greater than 11.46% per annum (without taking into account adjustments described in paragraph 3(h) below).

      (b) Except as described below in this paragraph, the "Treasury Bill Rate" for each applicable Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as hereinafter defined)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve

Board (as hereinafter defined) during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on this Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Treasury Bill Rate for any applicable Dividend Period as provided above in this paragraph, the Treasury Bill Rate for such Dividend Period shall be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

      (c) Except as described below in this paragraph, the "Ten Year Constant Maturity Rate" for each applicable Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as hereinafter defined) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend

Period for which the dividend rate on this Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as hereinafter defined)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any applicable Dividend Period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

      (d) Except as described below in this paragraph, the "Thirty Year Constant Maturity Rate" for each applicable Dividend Period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as hereinafter defined) (or the one weekly per annum Thirty Year Average yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the Dividend Period for which the dividend rate on this Series is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the

Corporation. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Thirty Year Constant Maturity for any applicable Dividend Period as provided above in this paragraph, the Thirty Year Constant Maturity Rate for such Dividend Period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Corporation by at least three recognized dealers in U.S. Government securities selected by the Corporation.

      (e) The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate shall each be rounded to the nearest five hundredths of a percent.

      (f) The Applicable Rate with respect to each Dividend Period beginning on or after July 1, 2003 shall be calculated as promptly as practicable by the Corporation according to the appropriate method described above. The Corporation shall cause notice of each Applicable Rate to be sent to the holders of this Series.

      (g) For purposes of this Section,

            (i) "Calendar Period" means a period of fourteen calendar days;

            (ii) "Federal Reserve Board" means the Board of Governors of the Federal Reserve System;

            (iii) "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount;

            (iv) "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and

            (v) "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

      (h) If, prior to November 21, 1999, one or more amendments to the Internal Revenue Code of 1986, as amended (the "Code"), are enacted that reduce the percentage of the dividends-received deduction (currently 70%) as specified in section 243(a)(1) of the Code or any successor provision (the "Dividends-Received Percentage"), the amount of each dividend payable (if declared) per share of this Series for dividend payments made on or after the effective date of such change in the Code shall be adjusted by multiplying the amount of the dividend payable described above (before adjustment) by the following fraction (the "DRD Formula"), and rounding the result to the nearest cent (with one-half cent rounded up):

                                 1- [.35(1-.70)]
                                 ---------------
                                 1- [.35(1-DRP)]

For the purposes of the DRD Formula, "DRP" means the Dividends-Received Percentage (expressed as a decimal) applicable to the dividend in question; provided, however, that if the Dividends-Received Percentage applicable to the dividend in question shall be less than 50%, then the DRP shall equal 0.50. Notwithstanding the foregoing provisions, if, with respect to any such amendment, the Corporation receives either an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation or a private letter ruling or similar form of authorization from the Internal Revenue Service ("IRS") to the effect that such amendment does not apply to a dividend payable on this Series, then such amendment shall not result in the adjustment provided for pursuant to the DRD Formula with respect to such dividend. Such opinion shall be based upon the legislation amending or establishing the DRP or upon a published pronouncement of the IRS addressing such legislation.

      If any such amendment to the Code is enacted after the dividend payable on a Dividend Payment Date has been declared, the amount of the dividend payable on such Dividend Payment Date shall not be increased; instead, additional dividends (the "Post Declaration Date Dividends") equal to the excess, if any, of (x) the product of the dividend paid by the Corporation on such Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the greater of the Dividends-Received Percentage and 0.50) applicable to the dividend in question over (y) the dividend paid by the Corporation on such Dividend Payment Date, shall be payable (if declared) to holders of shares of this Series on the record date applicable to the next succeeding Dividend Payment Date or, if the shares of this Series are called for redemption prior to such record date, to holders of shares of this Series on the applicable redemption date, as the case may be, in addition to any other amounts payable on such date. Notwithstanding the foregoing provisions, if, with respect to any such amendment, the Corporation receives either an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation or a private letter ruling or similar form of authorization from the IRS to the effect that such amendment does not apply to a dividend so payable on this Series, then such amendment shall not result in the payment of Post Declaration Date Dividends. The opinion referenced in the previous sentence shall be based upon the legislation amending or establishing the DRP or upon a published pronouncement of the IRS addressing such legislation.

      If any such amendment to the Code is enacted and the reduction in the Dividends-Received Percentage retroactively applies to a Dividend Payment Date as to which the Corporation previously paid dividends on this Series (each, an "Affected Dividend Payment Date"), the Corporation shall pay (if declared) additional dividends (the "Retroactive Dividends") to holders of shares of this Series on the record date applicable to the next succeeding Dividend Payment Date (or, if such amendment is enacted after the dividend payable on such Dividend Payment Date has been declared, to holders of shares of this Series on the record date following the date of enactment) or, if the shares of this Series are called for redemption prior to such record date, to holders of shares of this Series on the applicable redemption date, as the case may be, in an amount equal to the excess of (x) the product of the dividend paid by the Corporation on each Affected Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the greater of the Dividends-Received Percentage and 0.50) applied to each Affected Dividend Payment Date over (y) the sum of the dividends paid by the Corporation on each Affected Dividend Payment Date. The Corporation shall only make one payment of Retroactive Dividends for any such amendment. Notwithstanding the foregoing provisions, if, with respect to any such amendment, the Corporation receives either an unqualified opinion of nationally recognized independent tax counsel selected by the Corporation or a private letter ruling or similar form of authorization from the IRS to the effect that such amendment does not apply to a dividend so payable on this Series, then such amendment shall not result in the payment of Retroactive Dividends. The opinion referenced in the previous sentence shall be based upon the legislation amending or establishing the DRP or upon a published pronouncement of the IRS addressing such legislation.

      Notwithstanding the foregoing, no adjustment in the dividends payable by the Corporation shall be made, and no Post Declaration Date Dividends or Retroactive Dividends shall be payable by the Corporation, in respect of the enactment of any amendment to the Code at any time on or after November 21, 1999 that reduces the Dividends-Received Percentage.

      In the event that the amount of dividends payable per share of the shares of this Series is adjusted pursuant to the DRD Formula and/or Post Declaration Date Dividends or Retroactive Dividends are to be paid, the Corporation shall give notice of each such adjustment and, if applicable, any Post Declaration Date Dividends and Retroactive Dividends to the holders of shares of this Series.

      4. Redemption. (a) Except as provided in paragraph (b) below, the shares of this Series are not redeemable prior to June 30, 2003. The Corporation, at its option, may redeem shares of this Series, as a whole or in part, at any time or from time to time, on or after June 30, 2003 at a redemption price of $50 per share plus accrued and unpaid dividends thereon (whether or not declared and including any increase in dividends pursuant to paragraph 3(h) above) from the immediately preceding Dividend Payment Date to the date fixed for redemption (but without any accumulation for unpaid dividends for prior Dividend Periods on the shares of this Series).

      (b) If the Dividends-Received Percentage is equal to or less than 50% and, as a result, the amount of dividends payable on this Series on any Dividend Payment Date shall be or is adjusted upwards as described in paragraph 3(h) above, the Company, at its option, may redeem all, but not less than all, of the outstanding shares of this Series, provided that within sixty days of the date on which an amendment to the Code is enacted which reduces the Dividends-Received Percentage to 50% or less, the Company sends notice to holders of shares of this Series of such redemption in accordance with paragraph
(d) below. Any redemption of this Series in accordance with this paragraph shall be on notice as aforesaid at a redemption price equal to $51 per share, plus accrued and unpaid dividends (whether or not declared and including any increase in dividends pursuant to paragraph 3(h) above) from the immediately preceding Dividend Payment Date to the date fixed for redemption (but without any accumulation for unpaid dividends for prior Dividend Periods on the shares of this Series).

      (c) In the event that fewer than all the outstanding shares of this Series are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable, provided that such method satisfies any applicable requirements of any securities exchange on which this Series is listed.

      (d) In the event the Corporation shall redeem shares of this Series, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 or more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed shall cease to accrue on the redemption date.

      (e) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of this Series so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

      (f) Any shares of this Series which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

      (g) Notwithstanding the foregoing provisions of this Section 4, if full dividends on all outstanding shares of this Series are in arrears, no shares of this Series shall be redeemed unless all outstanding shares of this Series are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of this Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of this Series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of this Series.

      5. Conversion. The holders of shares of this Series shall not have any rights to convert such shares into shares of any other class or series of capital stock of the Corporation.

      6. Liquidation Rights. (a) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of the shares of this Series shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to this Series upon liquidation, the amount of $50 per share, plus accrued and unpaid dividends (whether or not declared and including any increase in dividends pursuant to paragraph 3(h) above) from the immediately preceding Dividend Payment Date or the date of original issuance of this Series, as the case may be, to the date of the liquidating distribution (but without any accumulation of unpaid dividends for prior Dividend Periods) .

      (b) After the payment to the holders of the shares of this Series of the full preferential amounts provided for in this Section 6, the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

      (c) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the amounts payable with respect to the shares of this Series and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the shares of this Series are not paid in full, the holders of the shares of this Series and of such other shares shall share ratably in any such distribution of assets of the Corporation in proportion to the full respective distributions to which they are entitled.

      (d) Neither the sale of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this
Section 6.

      7. Ranking. For purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

      (a) prior to the shares of this Series, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of this Series;

      (b) on a parity with shares of this Series, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series (and whether or not such dividends shall accumulate), if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

      (c) junior to shares of this Series, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

      8. Voting Rights. The shares of this Series shall have the voting rights set forth in the resolutions of the Board of Directors of the Corporation adopted on January 20, 1998."

                     [Signature appears on subsequent page.]

      IN WITNESS WHEREOF, The Chase Manhattan Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by its Corporate Secretary, Anthony J. Horan, this 19th day of May, 1998.

                                            THE CHASE MANHATTAN CORPORATION



                                            By:  /s/Antony J. Horan
                                                ------------------------------
                                                    Corporate Secretary